Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of December 7, 2012 (this “Supplemental Indenture”), is between The Sherwin-Williams Company, an Ohio corporation (the “Company”), and The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York and successor to Chemical Bank, as trustee (the “Trustee”).

WITNESSETH

WHEREAS, pursuant to the Indenture, dated as of February 1, 1996, between the Company and the Trustee, as successor trustee (the “Indenture”), the Company may from time to time issue and sell debt securities in one or more series;

WHEREAS, the Company desires to create and authorize a series of Debt Securities entitled “1.35% Senior Notes due 2017”, limited initially to $700,000,000 in aggregate principal amount (the “Notes”), and to provide the terms and conditions upon which the Notes are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture;

WHEREAS, the Notes are a series of Debt Securities and are being issued under the Indenture, as supplemented by this Supplemental Indenture, and are subject to the terms contained therein and herein;

WHEREAS, the Notes are to be substantially in the form attached hereto as Exhibit A; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as provided in this Supplemental Indenture, the valid, binding and legal obligations of the Company, and to make this Supplemental Indenture a legal, binding and enforceable agreement, have been done and performed.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Notes are executed, registered, authenticated, issued and delivered, and in consideration of the foregoing premises and the purchase of such Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Notes, as follows:

Section 1.        Definitions. Terms used in this Supplemental Indenture and not defined herein shall have the respective meanings given such terms in the Indenture.

Section 2.        Creation and Authorization of Series.

(a)        There is hereby created and authorized the following new series of Debt Securities to be issued under the Indenture, to be designated as the “1.35% Senior Notes due 2017.”

(b)        The Notes shall be limited initially to $700,000,000 in aggregate principal amount. Notwithstanding the foregoing initial aggregate principal amount, the Company may, from time to time, without notice to or consent of the Holders of the Notes, increase the principal amount of the Notes that may be issued under this Supplemental Indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same terms (other than the date of issuance and, under certain circumstances, the initial interest payment date, the date from which interest thereon will begin to accrue and the issue price), and will carry the same right to receive accrued and unpaid interest, as the Notes previously issued, and such additional notes will form a single series with the Notes, including for purposes of voting, redemptions and offers to purchase and will rank equally and ratably with the Notes previously issued.

(c)        The date on which the principal is payable on the Notes shall be as provided in the form of security attached hereto as Exhibit A.

(d)        The Notes shall bear interest as provided in the form of security attached hereto as Exhibit A. The interest payment dates and the record dates for the determination of Holders of the Notes to whom such interest is payable shall be as provided in the form of security attached hereto as Exhibit A.

(e)        The Notes shall be redeemable at the option of the Company as set forth in Section 4 of the form of security attached hereto as Exhibit A.

(f)        The provisions of Section 3.06 of the Indenture entitled “Redemption of Debt Securities for Sinking Fund” shall not be applicable to the Notes.

(g)        Upon a Change of Control Triggering Event (as defined in the Notes), the Company shall be required to make an offer to repurchase the Notes as provided in Section 5 of the form of security attached hereto as Exhibit A.

(h)        The Notes will be issued only in fully registered form, without coupons, in denominations provided in Section 9 of the form of security attached hereto as Exhibit A.

(i)        Section 11.02(b) of the Indenture shall be applicable to the Notes. The covenant described in Section 5 of the form of security attached hereto as Exhibit A shall be subject to the covenant defeasance option set forth in Section 11.02(b)(ii) of the Indenture.

(j)        The Notes shall be issued in the form of a Global Security substantially in the form of Exhibit A attached hereto. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Notes. Additional provisions applicable to the Notes issued in the form of a Global Security are set forth in Section 11 of the form of Security attached hereto as Exhibit A. To the extent inconsistent therewith, such provisions supersede the provisions set forth in Section 2.15 of the Indenture.

(k)        The Trustee, initial paying agent and Registrar for the Notes will be The Bank of New York Mellon and the Place of Payment will be The Bank of New York Mellon, 101 Barclay Street, New York, New York 10286.

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(l)        The covenants and definitions set forth in the Indenture and the terms set forth in Article X of the Indenture shall be applicable to the Notes.

(m)        Except as otherwise set forth herein and in the Notes, the terms of the Notes shall be as set forth in the Indenture, including those made part of the Indenture by reference to the Trust Indenture Act of 1939.

Section 3.        Effect of Supplemental Indenture. The provisions of this Supplemental Indenture are intended to supplement those of the Indenture as in effect immediately prior to the execution and delivery hereof. The Indenture shall remain in full force and effect except to the extent that the provisions of the Indenture are expressly modified by the terms of this Supplemental Indenture.

Section 4.        Governing Law. This Supplemental Indenture shall be deemed to be a New York contract, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

Section 5.        Trustee Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes other than with respect to the Trustee’s authentication and execution. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 6.        Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939 that is required under such Act to be a part of and govern this Supplemental Indenture, the latter provisions shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act of 1939 that may be so modified or excluded, the latter provision shall be deemed to apply to this Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 7.        Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

THE SHERWIN-WILLIAMS COMPANY
By:	/s/

Name: Sean P. Hennessy
Title: Senior Vice President – Finance and Chief Financial Officer

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/

Name: Laurence J. O’Brien
Title: Vice President

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Exhibit A

FORM OF LEGEND FOR GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Insert if Global Security: UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL DEBT SECURITIES REPRESENTED HEREBY, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY]

Registered No.	THE SHERWIN-WILLIAMS COMPANY 1.35% SENIOR NOTE DUE 2017	Registered CUSIP 824348 AP1

Original Issue Date:	Maturity Date:
December 7, 2012	December 15, 2017

Principal Amount: $

Interest Rate: 1.35%	Specified Currency: U.S. Dollars

Interest Payment Dates: June 15 December 15	Regular Record Dates: June 1 December 1

Redemption at Option of the Company:

Redemption Date(s)	Redemption Price(s)

At Any Time	As set forth in Section 4 on the reverse side hereof.

This security (this “Security”) is a registered security of THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation (together with its successors, if any, the “Company”). This Security is one of a series of Debt Securities (as defined on the reverse hereof) issued under the Indenture referred to on the reverse hereof designated as the 1.35% Senior Notes due 2017. Subject to the provisions hereof, the Company, for value received, hereby promises to pay to [•]

[Insert if Global Security: CEDE & CO.], or registered assigns, the Principal Amount set forth on the face hereof on the Maturity Date shown above and to pay the premium, if any, and interest thereon, as described on the reverse hereof.

The principal of (and premium, if any) and interest on this Security are payable by the Company in such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture by an authorized signatory thereof, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

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THE SHERWIN-WILLIAMS COMPANY

Dated:	By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities of the series designated therein and referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

THE SHERWIN-WILLIAMS COMPANY

1.35% SENIOR NOTE DUE 2017

1.        This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness (hereinafter called the “Debt Securities”) of the Company, of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of February 1, 1996, between the Company and The Bank of New York Mellon, as successor to Chemical Bank, as Trustee (herein called the “Trustee”) and the Second Supplemental Indenture, dated as of December 7, 2012, between the Company and the Trustee (collectively, the “Indenture”), to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations and duties thereunder of the Trustee and any agent of the Trustee or the Company, any paying agent for this Security, the Company and the Holders of the Debt Securities and the terms upon which the Debt Securities are issued and are to be authenticated and delivered.

This Security is one of the series of Debt Securities of the Company issued pursuant to the Indenture designated as the 1.35% Senior Notes due 2017 (the “Notes”).

2.        A.        The regular record date (the “Regular Record Date”) with respect to any Interest Payment Date (as defined below) shall be the applicable date specified as such on the face hereof (whether or not such date shall be a Business Day (as defined below)) immediately preceding such Interest Payment Date. Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date. “Business Day” means, with respect to any Place of Payment, any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in such location are authorized or obligated by law to be closed.

B.        The Company promises to pay interest on the Principal Amount at the rate per annum shown on the face hereof until the Principal Amount hereof is paid or made available for payment or upon earlier redemption or repayment. The Company will pay interest semiannually in arrears on the Interest Payment Dates set forth on the face hereof (each such date, an “Interest Payment Date”), commencing June 15, 2013, and on the Maturity Date. Interest shall accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the Original Issue Date shown on the face hereof, to but excluding the next succeeding Interest Payment Date. The amount of such interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date with respect to this Security would otherwise be a day that is not a Business Day, such Interest Payment Date shall not be postponed; provided, however, that any payment required to be made in respect of this Security on a date (including the Maturity Date, a redemption date, a Change of Control Payment date or an Interest Payment Date) that is not a Business Day for this Security need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

3.        As long as the Notes are represented by one or more Global Securities, all payments of interest will be made by the Company in immediately available funds to the accounts specified by the Depositary or a nominee of the Depositary. Otherwise, payments of interest on the Notes due on Interest Payment Dates will be made by immediately available funds to accounts with financial institutions in the United States specified by the Persons entitled thereto by notice given to the paying agent at least ten calendar days prior to the applicable Interest Payment Date or, if no such account is so specified, by check mailed to the Persons entitled thereto. Principal and any premium and (if such day is not an Interest Payment Date) interest payable at the Stated Maturity, on redemption or repayment of a Note will be paid in immediately available funds upon surrender of such Note at the Place of Payment in The City of New York. Initially, The Bank of New York Mellon will be the paying agent and the Registrar with respect to the Notes. The Company reserves the right at any time to vary or terminate the appointment of any paying agent or Registrar and to appoint additional or other paying agents and a different Registrar and to approve any change in the office through which any paying agent or Registrar acts; provided that there will at all times be a Place of Payment and Registrar in The City of New York.

4.        At any time and from time to time, the Notes are redeemable, in whole or in part, at the option of the Company, on not less than 30 nor more than 60 days’ notice given as provided in the Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus 15 basis points, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption.

For purposes of determining the redemption price, the following definitions shall apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by a Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the arithmetic average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations or (B) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the arithmetic average of all such quotations for such redemption date.

“Primary Treasury Dealer” means a primary U.S. Government securities dealer in The City of New York.

“Quotation Agent” means one of the Reference Treasury Dealers appointed by the Company; provided, however, that if such Reference Treasury Dealer ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer” means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, or their respective affiliates that are Primary Treasury Dealers, and a Primary Treasury Dealer selected by Wells Fargo Securities, LLC, and, in each case, their respective successors plus one other Primary Treasury Dealer selected by the Company; provided, however, that if any of the foregoing or their affiliates shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m., New York City time on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

If less than all of the Notes are to be redeemed, and such Notes are in the form of Global Securities held by the Depositary, the Depositary will select the interests in the Notes to be redeemed in accordance with its operational arrangements. If the Notes are not in the form of Global Securities held by the Depositary, the Trustee shall select the Notes or portions thereof (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) to be redeemed by lot or by such other method as the Trustee considers fair and appropriate.

Notice of redemption shall be given as provided in Section 3.03 of the Indenture except that any notice of redemption need not specify the redemption price but only the manner of calculation thereof. The Trustee shall not be responsible for the calculation of the redemption price. The Company shall calculate the redemption price and promptly notify the Trustee thereof.

5.        If a Change of Control Triggering Event occurs, unless the Company has exercised its option to redeem the Notes as described above by giving notice of such redemption to the Holders thereof, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or any integral multiple of $1,000 in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased up to, but not including, the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event or, at the option of the

Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice shall be mailed to Holders of the Notes describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer, (2) deposit with the paying agent (or, if the Company is acting as the Company’s own paying agent, segregate and hold in trust) an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company shall publicly announce the results of the Change of Control Offer on or as soon as possible after the date of purchase.

The Company shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the time and otherwise in compliance with the requirements for an offer made by the Company and the third party purchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company shall not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company shall comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this Section 5, the Company shall comply with those securities laws and regulations and shall not be deemed to have breached the Company’s obligations under this Section 5 by virtue of any such conflict.

For purposes of this Section 5, the following terms shall be applicable:

“Change of Control” means the occurrence of any of the following:

(1)         the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in

Section 13(d) of the Exchange Act) (other than the Company or one of its Subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (as defined below) or other Voting Stock into which the Voting Stock of the Company is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

(2)        the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the assets of its Subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than to the Company or one of its Subsidiaries);

(3)        the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, the Company, in either case, pursuant to a transaction in which any of the outstanding Voting Stock of the Company or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of the Voting Stock of the Company outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)        the adoption of a plan relating to the liquidation or dissolution of the Company; or

(5)        the first day on which a majority of the members of the board of directors of the Company are not Continuing Directors.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Company immediately prior to that transaction.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Rating Event.

“Continuing Director” means, as of any date of determination, any member of the board of directors of the Company who (1) was a member of such board of directors on the date the Notes were issued, (2) was nominated for election to such board of directors with the approval of a committee of the board of directors consisting of a majority of independent continuing directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the continuing directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, if applicable, the equivalent investment grade credit rating from any substitute rating agency selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency (as defined below) in lieu thereof.

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing on the earlier of (i) the occurrence of the Change of Control and (ii) the first public announcement by the Company of any Change of Control and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the request of the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, Inc. or any successor thereto.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company (as certified by a resolution of the board of directors of the Company).

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

6.        If an Event of Default with respect to the Notes shall occur and be continuing, the principal and interest thereon of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

7.        The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series to be affected thereby on behalf of the Holders of all Debt Securities of such series. In addition, the Indenture permits the

Company and the Trustee to enter into supplemental indentures to the Indenture, without the consent of Holders, for certain purposes, including to cure any ambiguity or to correct or supplement any provision contained in the Indenture and to make changes that do not adversely affect the rights of any Holder. The Indenture also permits the Holders of a majority in aggregate principal amount of the Debt Securities at the time outstanding of each series on behalf of the Holders of all Debt Securities of such series, to waive certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Notes.

8.        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Security at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

9.        The authorized denominations of the Notes are $2,000 and any larger amount that is an integral multiple of $1,000. As provided in the Indenture and except as provided therein and herein, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

10.        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Debt Security Register, upon surrender of this Security for registration of transfer at the office of the Registrar or at the offices of any transfer agent designated by the Company for such purpose. Every Note presented or surrendered for registration of transfer, exchange or payment shall (if so required by the Company, the Trustee or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar, duly executed by the Holder or its attorney duly authorized in writing.

Prior to due presentment for registration of transfer, the Company, the Trustee, any paying agent and any Registrar may treat the Person in whose name this Security is registered as the absolute owner thereof for all purposes (subject to Section 2.A hereof), whether or not such Security is overdue and notwithstanding any notation of ownership or other writing thereon, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by notice to the contrary.

No service charge shall be made for any exchange or registration of transfer of any Note, with certain exceptions, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11.        This Security is a Global Security. Accordingly, this Security may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any nominee to a successor Depositary selected or approved by the Company or to any nominee of such successor Depositary. Ownership of beneficial interests in this Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interest of participants) and the records of participants (with respect to interests of persons other than participants).

So long as the Depositary or its nominee is the registered owner of this Security, the Depositary or that nominee, as the case may be, will be considered the sole legal owner or Holder of the Notes represented by this Security for all purposes of the Notes and the Indenture. Except as provided below, owners of beneficial interests in this Security (1) will not be entitled to have the Notes represented by this Security registered in their names, (2) will not receive or be entitled to receive physical delivery of certificated securities and (3) will not be considered the owners or Holders of the Notes represented by that beneficial interest under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee. Accordingly, each Person owning a beneficial interest in this Security must rely on the procedures of the Depositary and, if that Person is not a Depositary participant or indirect participant, on the procedures of the participant through which that Person owns its interest, to exercise any rights of a Holder of Notes under the Indenture or this Security.

Except as provided in this paragraph, beneficial interests in this Security may not be exchanged for certificated securities. In addition to the provisions set forth in Sections 2.15(c)(i) and (ii) of the Indenture, if there is an Event of Default under the Notes, the Depositary will exchange this Global Security for certificated Notes that it will distribute to its participants.

Payments with respect to the principal of and interest on this Security will be payable by the Trustee to or at the direction of the Depositary or its nominee in its capacity as the registered Holder of this Security under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names this Security are registered as the owners hereof for the purpose of receiving payment thereon (except as provided in Section 2.A hereof) and for any and all other purposes whatsoever. None of the Company, the Trustee, any Registrar, the paying agent or any agent of the Company or the Trustee will have any responsibility or liability for (a) any aspect of the records relating to or payments made on account of beneficial ownership interests in this Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests, (b) the payments to the beneficial owners of this Security of amounts paid to the Depositary or its nominee or (c) any other matter relating to the actions or practices of the Depositary, its nominee or any of its direct or indirect participants.

12.        Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

13.        The Notes shall be deemed to be New York contracts, and for all purposes shall be construed in accordance with the laws of said State (without reference to principles of conflicts of law).

CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.:

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, and hereby irrevocably constituting and appointing _____________________ attorney to transfer said Note on the books of the Registrar with full power of substitution in the premises.

Dated: ________________________

NOTICE:
The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.